Exhibit 10.25

THIS NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE “SECURITIES LAWS”), AND HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS THE NOTE (A) IS REGISTERED UNDER THE SECURITIES LAWS OR (B) IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS AND THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AS TO FORM, CONTENT AND MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

$ .00	April 15, 2003

IMPCO Technologies, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of                     , or its successors or assigns (the “Holder”), in accordance with the terms and conditions herein, the principal sum                      of ($                     .00) together with accrued and unpaid interest thereon and any other amounts due hereunder or pursuant to the Note Purchase Agreement dated as of                     , 2003 among the Maker and the Holder (the “Note Purchase Agreement”). The principal amount hereof, and the interest thereon, shall be payable in lawful currency of the United States of America to the Holder at the registered address of the Holder on the Maturity Date (as defined in Section 1). Terms not otherwise herein defined shall have the respective meanings ascribed in the Note Purchase Agreement.

The Maker hereby agrees as follows:

1. Maturity Date; Method of Payment. The principal amount hereof, and the accrued interest therefor, shall be payable on October 15, 2003, unless sooner due as provided in Section 3 below. All amounts due hereunder shall be paid in cash and in United States Dollars and upon demand.

2. Interest. Interest on the unpaid principal amount hereof shall accrue at the rate of twelve percent (12%) per annum computed on the basis of a 360-day year from April 15, 2003 until paid in full.

3. Optional Prepayment. The Maker may prepay all or any portion of the principal amount of this Note at any time upon written notice to the Holder at a price equal to the principal amount of this Note, plus all accrued and unpaid interest to the date of prepayment.

4. Default.

4.1 Events of Default. An “Event of Default” shall exist if any of the following occurs and is not cured within the time period, if any, provided for the cure thereof:

(a) Default shall be made by the Maker on a payment of the principal amount and interest on this Note, which default shall not have been cured after ten (10) days notice of such default; or

(b) Default by the Maker shall be made in the performance or observance of any covenant, condition, undertaking or agreement contained in this Note or in the Note Purchase Agreement, which default shall not have been cured after ten (10) days notice of such default; or

(c) Any warranty, representation or covenant of the Maker contained in this Note or in the Note Purchase Agreement shall be false or misleading in any material respect at the time such warranty, representation or covenant was made; or

(d) The insolvency of the Maker, the commission of an act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, or the filing by or against the Maker of a petition in bankruptcy or a petition for relief under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of 90 days or more.

4.2 Remedies. In case any one or more of the Events of Default specified in Section 4.1 hereof shall have occurred and be continuing, the Holder shall have the right to accelerate payment of the entire principal amount, and all interest accrued thereon, and, upon such acceleration, such principal amount and interest shall thereupon become immediately due and payable, without any presentment, demand, protest or other notice of any kind (which presentment demand, protest or other notice of any kind are hereby expressly waived), and the Maker shall forthwith pay to the Holder the entire principal amount then outstanding, together with interest accrued thereon. The Holder may exercise all remedies afforded to it under the provisions of this Note and under the Uniform Commercial Code at any time and from time to time.

5. Miscellaneous.

5.1 Law. This Note shall be governed by and construed in accordance with the Laws of the State of California.

5.2 Binding Effect. All terms and agreements in this Note by the Holder (by virtue of its acceptance) and the Maker shall bind their successors and assigns.

5.3 Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.4 Waivers. Any term, covenant, agreement or condition of this Note may, with the written consent of the Maker and the Holder, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) altered, modified or amended.

5.5 Attorney Fees and Costs. In any suit, action or appeal therefrom to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its costs and expenses incurred therein, including reasonable attorneys’ fees and other costs of litigation.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed this 15th day of April, 2003.

MAKER: IMPCO Technologies, Inc.

By:
Robert Stemmler Its: President and Chief Executive Officer

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